MORTGAGE

NEW JERSEY NATURAL GAS COMPANY

To

U.S. BANK NATIONAL ASSOCIATION,
As Trustee

_________________________________

FOURTH SUPPLEMENTAL INDENTURE

Dated as of April 1, 2019

_________________________________

Supplemental to Amended and Restated Indenture of Mortgage,
Deed of Trust and Security Agreement Dated as of September 1, 2014,
As Supplemented and Amended

Prepared by: William M. Libit        Record and Return to: Richard Reich, Esq.
Chapman and Cutler LLP                  NJR Service Corporation
111 West Monroe Street                 1415 Wyckoff Road
Chicago, Illinois 60603                     Wall, New Jersey 07719

MORTGAGE
FOURTH SUPPLEMENTAL INDENTURE, dated as of April 1, 2019, between NEW JERSEY NATURAL GAS COMPANY, a corporation organized and existing under the laws of the State of New Jersey (hereinafter called the “Company”), having its principal office at 1415 Wyckoff Road, Wall, New Jersey, and U.S. BANK NATIONAL ASSOCIATION, a national banking association (hereinafter called the “Trustee”), having a principal office at 333 Thornall Street, Edison, New Jersey 08837, as Trustee under the Amended and Restated Indenture of Mortgage, Deed of Trust and Security Agreement hereinafter mentioned.
WHEREAS, the Company has heretofore executed and delivered to the Trustee its Amended and Restated Indenture of Mortgage, Deed of Trust and Security Agreement, dated as of September 1, 2014 (the “Amended and Restated Indenture” and, as originally executed or as the same may from time to time be supplemented, modified or amended by any supplemental indenture entered into pursuant to the provisions thereof, the “Indenture”), to secure the payment of the principal of and the interest and premium (if any) on all Bonds at any time issued and outstanding thereunder, and to declare the terms and conditions upon which Bonds are to be issued thereunder; and
WHEREAS, the Amended and Restated Indenture completely restated and amended the Indenture of Mortgage and Deed of Trust, dated April 1, 1952, as heretofore supplemented and amended (the “Original Indenture”) without any interruption of the Lien of the Original Indenture; and
WHEREAS, Bonds in the aggregate principal amount of $10,300,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series II due 2023,” herein sometimes called “2023 Series II Bonds,” have been designated as Existing Bonds in Section 3.01 of the Indenture and are outstanding at the date hereof and secured by the Indenture, provided that such 2023 Series II Bonds will be retired by the Company and replaced with the 2042 Series WW Bonds (as hereinafter defined) issued hereunder; and
WHEREAS, Bonds in the aggregate principal amount of $10,500,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series JJ due 2024,” herein sometimes called “2024 Series JJ Bonds,” have been designated as Existing Bonds in Section 3.02 of the Indenture and are outstanding at the date hereof and secured by the Indenture, provided that such 2024 Series JJ Bonds will be retired by the Company and replaced with the 2038 Series XX Bonds (as hereinafter defined) issued hereunder; and
WHEREAS, Bonds in the aggregate principal amount of $15,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series KK due 2040,” herein sometimes called “2040 Series KK Bonds,” have been designated as Existing Bonds in Section 3.03 of the Indenture and are outstanding at the date hereof and secured by the Indenture, provided that such 2040 Series KK

Bonds will be retired by the Company and replaced with the 2059 Series YY Bonds (as hereinafter defined) issued hereunder; and
WHEREAS, Bonds in the aggregate principal amount of $125,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series LL due 2018,” herein sometimes called “2018 Series LL Bonds,” were designated as Existing Bonds in Section 3.04 of the Indenture, which 2018 Series LL Bonds have since been paid at maturity by the Company; and
WHEREAS, Bonds in the aggregate principal amount of $9,545,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series MM due 2027,” herein sometimes called “2027 Series MM Bonds,” have been designated as Existing Bonds in Section 3.05 of the Indenture and are outstanding at the date hereof and secured by the Indenture; and
WHEREAS, Bonds in the aggregate principal amount of $41,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series NN due 2035,” herein sometimes called “2035 Series NN Bonds,” have been designated as Existing Bonds in Section 3.06 of the Indenture and are outstanding at the date hereof and secured by the Indenture; and
WHEREAS, Bonds in the aggregate principal amount of $46,500,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series OO due 2041,” herein sometimes called “2041 Series OO Bonds,” have been designated as Existing Bonds in Section 3.07 of the Indenture and are outstanding at the date hereof and secured by the Indenture; and
WHEREAS, Bonds in the aggregate principal amount of $50,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series PP due 2028,” herein sometimes called “2028 Series PP Bonds,” have been designated as Existing Bonds in Section 3.08 of the Indenture and are outstanding at the date hereof and secured by the Indenture; and
WHEREAS, Bonds in the aggregate principal amount of $70,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series QQ due 2024,” herein sometimes called “2024 Series QQ Bonds,” have been designated as Existing Bonds in Section 3.09 of the Indenture and are outstanding at the date hereof and secured by the Indenture; and
WHEREAS, Bonds in the aggregate principal amount of $55,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series RR due 2044,” herein sometimes called “2044 Series RR Bonds,” have been designated as Existing Bonds in Section 3.10 of the Indenture and are outstanding at the date hereof and secured by the Indenture; and

WHEREAS, the Amended and Restated Indenture provides that, subject to certain exceptions not presently relevant, such changes in or additions to the provisions of the Indenture (terms used herein having the meanings assigned thereto in the Amended and Restated Indenture except as herein expressly modified) may be made to add to the covenants and agreements of the Company in the Indenture contained other covenants and agreements thereafter to be observed by the Company; and to provide for the creation of any series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series as in the Indenture provided or permitted; and
WHEREAS, the Indenture further provides that the Company and the Trustee may enter into indentures supplemental to the Indenture to assign, convey, mortgage, pledge, transfer and set over unto the Trustee and to subject to the lien of the Indenture additional property of the Company; and
WHEREAS, pursuant to the Amended and Restated Indenture as amended by the First Supplemental Indenture, dated as of April 1, 2015, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create an eleventh and a twelfth series of Bonds under the Indenture, known as (i) “First Mortgage Bonds, Series SS due 2025,” herein sometimes called “2025 Series SS Bonds,” and (ii) “First Mortgage Bonds, Series TT due 2045,” herein sometimes called “2045 Series TT Bonds,” respectively; and
WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Second Supplemental Indenture, dated as of June 1, 2016, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a thirteenth series of Bonds under the Indenture, known as “First Mortgage Bonds, Series UU due 2046,” herein sometimes called “2046 Series UU Bonds”; and
WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Third Supplemental Indenture, dated as of May 1, 2018, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a fourteenth series of Bonds under the Indenture, known as “First Mortgage Bonds, Series VV due 2048,” herein sometimes called “2048 Series VV Bonds”; and
WHEREAS, (i) the 2025 Series SS Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000, (ii) the 2045 Series TT Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $100,000,000, (iii) the 2045 Series UU Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $125,000,000 and (iv) the 2048 Series VV Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $125,000,000; and
WHEREAS, the Company has entered into a Loan Agreement dated as of October 1, 2005 with the New Jersey Economic Development Authority (herein sometimes called the “EDA”), a public body corporate and politic of the State of New Jersey, as supplemented and amended by the

Supplement and Amendment of Agreements dated as of September 24, 2014 (the “Supplement and Amendment”) by and among the EDA, The Bank of New York Mellon (as successor to JPMorgan Chase Bank, National Association), as prior trustee (the “Prior EDA Loan Trustee”), and the Company, and by the Second Amendment to Loan Agreement dated as of April 1, 2019 between the EDA and the Company (collectively, the “Loan Agreement”), pursuant to which (i) the proceeds of the issuance by the EDA of $10,300,000 in aggregate principal amount of its Natural Gas Facilities Refunding Revenue Bonds, Series 2005A (New Jersey Natural Gas Company Project) (the “2005A EDA Bonds”) were loaned to the Company to provide for the refinancing of certain natural gas and functionally related and subordinate facilities of the Company; (ii) the proceeds of the issuance by the EDA of $10,500,000 in aggregate principal amount of its Natural Gas Facilities Refunding Revenue Bonds, Series 2005B (New Jersey Natural Gas Company Project) (the “2005B EDA Bonds”) were loaned to the Company to provide for the refinancing of certain natural gas and functionally related and subordinate facilities of the Company; and (iii) the proceeds of the issuance by the EDA of $15,000,000 in aggregate principal amount of its Natural Gas Facilities Revenue Bonds, Series 2005C (New Jersey Natural Gas Company Project) (the “2005C EDA Bonds” and together with the 2005A EDA Bonds and the 2005B EDA Bonds, the “2005 Series EDA Bonds”) were loaned to the Company to provide for the financing of certain natural gas and functionally related and subordinate facilities of the Company, which 2005 Series EDA Bonds were issued pursuant to an Indenture of Trust dated as of October 1, 2005 between the EDA and the Prior EDA Loan Trustee, as supplemented and amended by the Supplement and Amendment (together, the “Original EDA Bond Indenture”); and
Whereas, the Original EDA Bond Indenture is being amended and restated by an Amended and Restated Indenture dated as of April 1, 2019 (the “EDA Bond Indenture”) between the EDA and U.S. Bank National Association, as trustee (the “EDA Loan Trustee”) in connection with (i) the extension of the related maturity for each series of the 2005 Series EDA Bonds, (ii) the exchange of the previously issued 2023 Series II Bonds, 2024 Series JJ Bonds and 2040 Series KK Bonds for new series of corresponding Bonds to reflect certain corresponding amendments to the related 2005 Series EDA Bonds, and (iii) certain other changes to the Original EDA Bond Indenture and the related 2005 Series EDA Bonds; and
WHEREAS, the Company has duly determined to create a fifteenth, a sixteenth and a seventeenth series of Bonds under the Indenture, to be known as (i) “First Mortgage Bonds, Series WW due 2042,” herein sometimes called “2042 Series WW Bonds” (to replace the 2023 Series II Bonds), (ii) “First Mortgage Bonds, Series XX due 2038,” herein sometimes called “2038 Series XX Bonds” (to replace the 2024 Series JJ Bonds) and (iii) “First Mortgage Bonds, Series YY due 2059,” herein sometimes called “2059 Series YY Bonds” (to replace the 2040 Series KK Bonds), respectively, to be delivered and pledged (in conjunction with the assignment by the EDA of certain of its rights under the Loan Agreement) to the EDA Loan Trustee pursuant to the EDA Bond Indenture for the benefit and security of the holders of the related 2005 Series EDA Bonds, all as herein provided, and to add to the covenants and agreements contained in the Indenture, the covenants and agreements hereinafter set forth; and
WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate resolutions of its

Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Fourth Supplemental Indenture in the form hereof for the purposes herein provided; and
WHEREAS, all conditions and requirements necessary to make this Fourth Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That NEW JERSEY NATURAL GAS COMPANY, by way of further assurance and in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of principal of and any premium which may be due and payable on and the interest on all Bonds at any time issued and outstanding under the Indenture according to their tenor and effect, and the performance and observance by the Company of all the covenants and conditions herein and therein contained, has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm, unto the Trustee, and to its successors in the trust, and to it and its assigns forever, and has granted and does hereby grant thereunto a security interest in, all of the property, real, personal and mixed, now owned by the Company and situated in the Counties of Burlington, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset and Sussex in the State of New Jersey, or wherever situate (except Excepted Property and property released from the lien of the Indenture by the terms of the Indenture) and also all of the property, real, personal and mixed, hereafter acquired by the Company wherever situate (except Excepted Property and property released from the lien of the Indenture by the terms of the Indenture), including both as to property now owned and property hereafter acquired, without in any way limiting or impairing the enumeration of the same, the scope and intent of the foregoing or of any general or specific description contained in the Indenture, the following:

I.	FRANCHISES
All and singular, the franchises, grants, permits, immunities, privileges and rights of the Company owned and held by it at the date of the execution hereof or hereafter acquired for the construction, maintenance, and operation of the gas plants and systems now or hereafter subject to the lien hereof, as well as all certificates, franchises, grants, permits, immunities, privileges, and rights of the Company used or useful in the operation of the property now or hereafter mortgaged hereunder, including all and singular the franchises, grants, permits, immunities, privileges, and rights of the Company granted by the governing authorities of any municipalities or other political subdivisions and all renewals, extensions and modifications of said certificates, franchises, grants, permits, privileges, arid rights or any of them.

II.	GAS DISTRIBUTION SYSTEMS AND RELATED PROPERTY
All gas generating plants, gas storage plants and gas manufacturing plants of the Company, all the buildings, erections, structures, generating and purifying apparatus, holders, engines, boilers, benches, retorts, tanks, instruments, appliances, apparatus, facilities, machinery, fixtures, and all other property used or provided for use in the generation, manufacturing and purifying of gas, together with the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, and sites forming a part of such plants or any of them or occupied, enjoyed or used in connection therewith.
All gas distribution or gas transmission systems of the Company, all buildings, erections, structures, generating and purifying apparatus, holders, engines, boilers, benches, retorts, tanks, pipe lines, connections, service pipes, meters, conduits, tools, instruments, appliances, apparatus, facilities, machinery, fixtures, and all other property used or provided for use in the construction, maintenance, repair or operations of such distribution or transmission systems, together with all the certificates, rights, privileges, rights-of-way, franchises, licenses, easements, grants, liberties, immunities, permits of the Company, howsoever conferred or acquired, under, over, or upon any private property or any public streets or highways within as well as without the corporate limits of any municipal corporation. Without limiting the generality of the foregoing, there are expressly included the gas distribution or gas transmission systems located in the Counties of Burlington, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset and Sussex in the State of New Jersey, and in the following municipalities in said State and Counties: Aberdeen Township (formerly Matawan Township), Allenhurst Borough, City of Asbury Park, Atlantic Highlands Borough, Avon By the Sea Borough, Barnegat Light Borough, Barnegat Township (formerly named Union Township), Bay Head Borough, Beach Haven Borough, Beachwood Borough, Belmar Borough, Berkeley Township, Boonton Town, Boonton Township, Bradley Beach Borough, Brick Township, Brielle Borough, Colts Neck Township, Deal Borough, Denville Township, Dover Town, Dover Township, Eagleswood Township, East Brunswick Township, Eatontown Borough, Englishtown Borough, Fair Haven Borough, Farmingdale Borough, Franklin Township in Somerset County, Freehold Borough, Freehold Township, Hanover Township, Harvey Cedars Borough, Hazlet Township, Highlands Borough, Holmdel Township, Hopatcong Borough, Howell Township, Interlaken Borough, Island Heights Borough, Jackson Township, Jefferson Township, Keansburg Borough, Keyport Borough, Lacey Township, Lakehurst Borough, Lakewood Township, Lavallette Borough, Lincoln Park Borough, Little Egg Harbor Township, Little Silver Borough, Loch Arbour Village, Long Beach Township, Long Branch City, Manalapan Township, Manasquan Borough, Manchester Township, Mantoloking Borough, Marlboro Township, Matawan Borough, Middletown Township, Milltown Borough, Mine Hill Township, Monmouth Beach Borough, Monroe Township, Montville Township, Morris Plains Borough, Mount Arlington Borough, Mount Olive Township, Mountain Lakes Borough, Neptune City Borough, Neptune Township, Netcong Borough, New Brunswick City, North Brunswick Township, Ocean Township in Monmouth County, Ocean Township in Ocean County, Ocean Gate Borough, Oceanport Borough, Old Bridge Township (formerly named Madison Township), Parsippany-Troy Hills Township, Pine Beach Borough, Point Pleasant Borough, Point Pleasant Beach Borough, Randolph Township, Red Bank Borough, Rockaway Borough, Rockaway Township, Roxbury Township, Rumson Borough, Sayreville Borough, Sea Bright Borough, Sea Girt Borough, Seaside Heights Borough, Seaside Park Borough,

Ship Bottom Borough, Shrewsbury Borough, Shrewsbury Township, Lake Como Borough, South Brunswick Township, South River Borough, South Toms River Borough, Spring Lake Borough, Spring Lake Heights Borough, Stafford Township, Surf City Borough, Tinton Falls Borough (formerly named New Shrewsbury Borough), Tuckerton Borough, Union Beach Borough, Union Township, Victory Gardens Borough, Wall Township, Washington Township in Burlington County, Washington Township in Morris County, West Long Branch Borough, West Milford Township and Wharton Borough.

III.	CONTRACTS
All of the Company’s right, title and interest in and under all contracts, licenses or leases for the purchase of gas, either in effect at the date of execution hereof or hereafter made and any extension or renewal thereof.
TOGETHER WITH ALL AND SINGULAR the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the Trust Estate, or any part thereof, with the reversion or reversions, remainder and remainders, rents, issues, income and profits thereof, and all the right, title, interest and claim whatsoever, at law or in equity, which the Company now has or which it may hereafter acquire in and to the Trust Estate and every part and parcel thereof;
TO HAVE AND TO HOLD the Trust Estate and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, conveyed, pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining, unto the Trustee and its successors and assigns forever;
SUBJECT, HOWEVER, as to property hereby conveyed, to Permitted Encumbrances;
BUT IN TRUST, NEVERTHELESS, under and subject to the terms and conditions hereafter set forth, for the equal and proportionate use, benefit, security and protection of each and every person who may be or become the holders of the Bonds hereby secured without preference, priority or distinction as to the lien or otherwise of one Bond over or from the others by reason of priority in the issue or negotiation thereof, or by reason of the date of maturity thereof, or otherwise (except as any sinking, amortization, improvement, renewal or other analogous fund, established in accordance with the provisions of the Indenture, may afford additional security for the Bonds of any particular series), and for securing the observance and performance of all the terms, provisions and conditions of the Indenture.
THIS INDENTURE FURTHER WITNESSETH, that the Company has agreed and covenanted, and hereby does agree and covenant, with the Trustee and its successors and assigns and with the respective holders from time to time of the Bonds, or any thereof, as follows:

ARTICLE I
CERTAIN AMENDMENTS OF INDENTURE
§ 1.1.    The Indenture be and it hereby is amended in the following respects, the section numbers specified below being the sections of the Indenture in which such amendments occur:
§ 1.01.    The following definitions be and they hereby are added at the end of § 1.02:
“(tttt)     “Fourth Supplemental Indenture” shall mean the Fourth Supplemental Indenture, dated as of April 1, 2019, supplemental to the Indenture.”
“(uuuu) “2042 Series WW Bond” shall mean one of the First Mortgage Bonds, Series WW due 2042, issued hereunder.”
“(vvvv) “2038 Series XX Bond” shall mean one of the First Mortgage Bonds, Series XX due 2038, issued hereunder.”
“(wwww) “2059 Series YY Bond” shall mean one of the First Mortgage Bonds, Series YY due 2059, issued hereunder.”
§ 2.11.    The following be and it hereby is added at the end of § 2.11:
“No charge except for taxes or governmental charges shall be made against any holder of any 2042 Series WW Bond, 2038 Series XX Bond or 2059 Series YY Bond for the exchange, transfer or registration of transfer thereof.”
§ 8.08.    The period at the end of the first paragraph of § 8.08 be and it hereby is deleted and the following words and figures be and they hereby are added thereto:
“, and the 2042 Series WW Bonds, the 2038 Series XX Bonds and the 2059 Series YY Bonds shall be redeemed at the redemption price specified in § 10.34, § 10.36 and § 10.38, respectively.”
ARTICLE II
2042 SERIES WW BONDS
§ 2.1.    There shall be a fifteenth series of Bonds under the Indenture, known as and entitled “First Mortgage Bonds, Series WW due 2042” or “First Mortgage Bonds, Series WW” (herein and in the Indenture referred to as the “2042 Series WW Bonds”), and the form thereof shall contain suitable provisions with respect to the matters hereinafter in this Section specified and shall in other respects be substantially as set forth in Exhibit A to the Indenture.
The aggregate principal amount of 2042 Series WW Bonds which may be authenticated and delivered and outstanding under the Indenture is $10,300,000.

The 2042 Series WW Bonds shall be payable to the EDA Loan Trustee, and shall be nontransferable except to a successor of the EDA Loan Trustee.
The 2042 Series WW Bonds shall bear interest at the minimum rate per annum necessary to yield interest in amounts sufficient, when taken together with other amounts available therefor under the EDA Bond Indenture, to pay the interest from time to time payable on the 2005A EDA Bonds, computed on the same basis as the 2005A EDA Bonds (interest on overdue principal and premium, if any, and, to the extent legally enforceable, interest, being at the rate provided in the EDA Bond Indenture), but in no event shall the interest rate on the 2042 Series WW Bonds exceed ten percent (10%) per annum; and the 2042 Series WW Bonds shall mature on April 1, 2042, subject to prior redemption as described herein.
The 2042 Series WW Bonds shall be in the form of registered Bonds without coupons of denominations of $5,000 and any integral multiple thereof which may be authorized by the Company, the issue of a registered Bond without coupons in any such denomination to be conclusive evidence of such authorization. The 2042 Series WW Bonds shall be dated (i) as of the Interest Payment Date (as that term is defined in the EDA Bond Indenture) next preceding the date on which such 2042 Series WW Bonds shall be authenticated, unless such 2042 Series WW Bonds are authenticated before the first Interest Payment Date, in which case such 2042 Series WW Bonds shall be the Effective Date (as that term is defined in the EDA Bond Indenture) or, (ii) if such date of authentication shall be an Interest Payment Date, such 2042 Series WW Bonds shall be dated such Interest Payment Date; provided, however, that, if at the time of authentication of any 2042 Series WW Bonds interest is in default on the 2042 Series WW Bonds, such 2042 Series WW Bonds shall be dated as of the Interest Payment Date to which interest has previously been paid or made available for payment on the 2042 Series WW Bonds. All 2042 Series WW Bonds shall bear interest from their respective dates, such interest to be payable, upon the terms of and otherwise in accordance with the 2042 Series WW Bonds, on the first business day preceding each date on which interest shall from time to time be payable on the 2005A EDA Bonds; provided, that the obligation of the Company to make payments with respect to the principal of, premium, if any, and interest on the 2042 Series WW Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of, premium, if any, and interest on any of the 2005A EDA Bonds shall have been fully or partially paid from payments made by the Company under the Loan Agreement or from other moneys expressly available therefor in the principal and interest account for the 2005A EDA Bonds under the EDA Bond Indenture or, as far as principal is concerned, reduced by the principal amount of any of the 2005A EDA Bonds deemed paid pursuant to Article X of the EDA Bond Indenture. The principal of and the premium, if any, and interest on the 2042 Series WW Bonds shall be payable at the principal office of the Trustee, in the Town of Edison, New Jersey, or, at the option of the Company, at the “Corporate Trust Office” (as that term is defined in the EDA Bond Indenture) of the EDA Loan Trustee, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.
Notwithstanding any other provision of the Indenture or of the 2042 Series WW Bonds, payments of the principal of, premium, if any, and interest on any 2042 Series WW Bond may be made directly to the registered holder thereof without presentation or surrender thereof or the making of any notation thereon if there shall be filed with the Trustee a Certificate of the Company to the effect that such registered holder (or the person for whom such registered holder is a nominee) and the Company have entered into a written agreement that payment shall be so made; provided, however, that before such registered holder transfers or otherwise disposes of any 2042 Series WW Bond, such registered holder will, at its election, either endorse thereon (or on a paper annexed thereto) the principal amount thereof redeemed and the last date to which interest has been paid thereon or make such Bond available to the Company at the principal office of the Trustee for the purpose of making such endorsement thereon.
The 2042 Series WW Bonds shall be subject to redemption at the option of the Company or otherwise, and shall be subject to mandatory redemption, in the manner provided in the applicable provisions of Article Ten of the Indenture, as amended by Article III of this Fourth Supplemental Indenture.
The 2042 Series WW Bonds shall be excluded from the benefits of, and shall not be subject to redemption through the operation of, a Mandatory Sinking Fund pursuant to § 11.02 of the Indenture.
Notwithstanding the provisions of § 10.02 or any other provision of the Indenture, the selection of 2042 Series WW Bonds to be redeemed shall, in case fewer than all of the outstanding 2042 Series WW Bonds are to be redeemed, be made by the Trustee pro rata (to the nearest multiple of $5,000) among the registered holders of the 2042 Series WW Bonds in proportion, as nearly as practicable, to the respective unpaid principal amounts of 2042 Series WW Bonds registered in the names of such holders, with adjustments, to the extent practicable, to compensate for any prior redemption not made exactly in such proportion (or otherwise as may be specified by a written order signed by the registered holders of all outstanding 2042 Series WW Bonds).
The definitive 2042 Series WW Bonds may be issued in the form of engraved Bonds or Bonds printed or lithographed on steel engraved borders or Bonds in typed form on normal bond paper. Subject to the foregoing provisions of this Section and the provisions of § 2.11 of the Indenture, all definitive 2042 Series WW Bonds shall be fully exchangeable for other Bonds of the same series, of like aggregate principal amounts, and, upon surrender to the Trustee at its principal office, shall be exchangeable for other Bonds of the same series of a different authorized denomination or denominations, as requested by the holder surrendering the same. The Company will execute, and the Trustee shall authenticate and deliver, registered Bonds without coupons, whenever the same shall be required for any such exchange.
§ 2.2.    2042 Series WW Bonds in the aggregate principal amount of $10,300,000 may forthwith upon the execution and delivery of this Fourth Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee, and shall thereupon be authenticated and delivered by the Trustee upon compliance by the Company with the provisions of Articles Four, Five or Six of the Indenture, without awaiting the filing or recording of this Fourth Supplemental Indenture. No additional 2042 Series WW Bonds shall be issued under Article Four, Five or Six of the Indenture without the consent in writing of the holders of all the outstanding 2042 Series WW Bonds.

ARTICLE III
REDEMPTION OF THE 2042 SERIES WW BONDS
§ 3.1.    The following § 10.33 and § 10.34 be and they hereby are added to Article Ten of the Indenture:
“§ 10.33.    The 2042 Series WW Bonds shall be subject to redemption as follows: payments of principal of and premium, if any, on the 2042 Series WW Bonds shall be made to the EDA Loan Trustee to redeem 2042 Series WW Bonds in such amounts as shall be necessary, in accordance with the provisions of the Loan Agreement, to provide funds under the Loan Agreement to (a) make, when due, payment at maturity (including, without limitation, maturity upon acceleration of the 2005A EDA Bonds) and (b) make, when due, any prepayment required by the Loan Agreement in connection with any mandatory, special mandatory, optional or extraordinary optional redemption of 2005A EDA Bonds; provided, however, that the obligation of the Company to make any redemption payments under this Section shall be fully or partially, as the case may be, satisfied and discharged to the extent that at any time such payment shall be due, the then due payment at maturity or redemption payment on any of the 2005A EDA Bonds shall have been fully or partially made from payments made by the Company under the Loan Agreement or from other moneys expressly available therefor in a redemption account or subaccount for the 2005A EDA Bonds under the EDA Bond Indenture or, as far as principal is concerned, reduced by the principal amount of any 2005A EDA Bonds deemed paid pursuant to Article X of the EDA Bond Indenture. Terms used and not defined in this Section and in § 10.34 shall have the respective meanings given to them in the Fourth Supplemental Indenture.”
“§ 10.34.    In the case of the redemption of the 2042 Series WW Bonds out of monies deposited with the Trustee pursuant to § 8.08, such 2042 Series WW Bonds shall, upon compliance with provisions of § 10.02, and subject to the provisions of § 2.1 of the Fourth Supplemental Indenture, be redeemable at the principal amounts thereof, together with the interest accrued to the date fixed for redemption without premium.”
ARTICLE IV
2038 SERIES XX BONDS
§ 4.1.    There shall be a sixteenth series of Bonds under the Indenture, known as and entitled “First Mortgage Bonds, Series XX due 2038” or “First Mortgage Bonds, Series XX” (herein and in the Indenture referred to as the “2038 Series XX Bonds”), and the form thereof shall contain suitable provisions with respect to the matters hereinafter in this Section specified and shall in other respects be substantially as set forth in Exhibit A to the Indenture.
The aggregate principal amount of 2038 Series XX Bonds which may be authenticated and delivered and outstanding under the Indenture is $10,500,000.

The 2038 Series XX Bonds shall be payable to the EDA Loan Trustee, and shall be nontransferable except to a successor of the EDA Loan Trustee.
The 2038 Series XX Bonds shall bear interest at the minimum rate per annum necessary to yield interest in amounts sufficient, when taken together with other amounts available therefor under the EDA Bond Indenture, to pay the interest from time to time payable on the 2005B EDA Bonds, computed on the same basis as the 2005B EDA Bonds (interest on overdue principal and premium, if any, and, to the extent legally enforceable, interest, being at the rate provided in the EDA Bond Indenture), but in no event shall the interest rate on the 2038 Series XX Bonds exceed ten percent (10%) per annum; and the 2038 Series XX Bonds shall mature on April 1, 2038, subject to prior redemption as described herein.
The 2038 Series XX Bonds shall be in the form of registered Bonds without coupons of denominations of $5,000 and any integral multiple thereof which may be authorized by the Company, the issue of a registered Bond without coupons in any such denomination to be conclusive evidence of such authorization. The 2038 Series XX Bonds shall be dated (i) as of the Interest Payment Date (as that term is defined in the EDA Bond Indenture) next preceding the date on which such 2038 Series XX Bonds shall be authenticated, unless such 2038 Series XX Bonds are authenticated before the first Interest Payment Date, in which case such 2038 Series XX Bonds shall be the Effective Date (as that term is defined in the EDA Bond Indenture) or, (ii) if such date of authentication shall be an Interest Payment Date, such 2038 Series XX Bonds shall be dated such Interest Payment Date; provided, however, that, if at the time of authentication of any 2038 Series XX Bonds interest is in default on the 2038 Series XX Bonds, such 2038 Series XX Bonds shall be dated as of the Interest Payment Date to which interest has previously been paid or made available for payment on the 2038 Series XX Bonds. All 2038 Series XX Bonds shall bear interest from their respective dates, such interest to be payable, upon the terms of and otherwise in accordance with the 2038 Series XX Bonds, on the first business day preceding each date on which interest shall from time to time be payable on the 2005B EDA Bonds; provided, that the obligation of the Company to make payments with respect to the principal of, premium, if any, and interest on the 2038 Series XX Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of, premium, if any, and interest on any of the 2005B EDA Bonds shall have been fully or partially paid from payments made by the Company under the Loan Agreement or from other moneys expressly available therefor in the principal and interest account for the 2005B EDA Bonds under the EDA Bond Indenture or, as far as principal is concerned, reduced by the principal amount of any of the 2005B EDA Bonds deemed paid pursuant to Article X of the EDA Bond Indenture. The principal of and the premium, if any, and interest on the 2038 Series XX Bonds shall be payable at the principal office of the Trustee, in the Town of Edison, New Jersey, or, at the option of the Company, at the “Corporate Trust Office” (as that term is defined in the EDA Bond Indenture) of the EDA Loan Trustee, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.
Notwithstanding any other provision of the Indenture or of the 2038 Series XX Bonds, payments of the principal of, premium, if any, and interest on any 2038 Series XX Bond may be made directly to the registered holder thereof without presentation or surrender thereof or the making of any notation thereon if there shall be filed with the Trustee a Certificate of the Company to the effect that such registered holder (or the person for whom such registered holder is a nominee) and the Company have entered into a written agreement that payment shall be so made; provided, however, that before such registered holder transfers or otherwise disposes of any 2038 Series XX Bond, such registered holder will, at its election, either endorse thereon (or on a paper annexed thereto) the principal amount thereof redeemed and the last date to which interest has been paid thereon or make such Bond available to the Company at the principal office of the Trustee for the purpose of making such endorsement thereon.
The 2038 Series XX Bonds shall be subject to redemption at the option of the Company or otherwise, and shall be subject to mandatory redemption, in the manner provided in the applicable provisions of Article Ten of the Indenture, as amended by Article V of this Fourth Supplemental Indenture.
The 2038 Series XX Bonds shall be excluded from the benefits of, and shall not be subject to redemption through the operation of, a Mandatory Sinking Fund pursuant to § 11.02 of the Indenture.
Notwithstanding the provisions of § 10.02 or any other provision of the Indenture, the selection of 2038 Series XX Bonds to be redeemed shall, in case fewer than all of the outstanding 2038 Series XX Bonds are to be redeemed, be made by the Trustee pro rata (to the nearest multiple of $5,000) among the registered holders of the 2038 Series XX Bonds in proportion, as nearly as practicable, to the respective unpaid principal amounts of 2038 Series XX Bonds registered in the names of such holders, with adjustments, to the extent practicable, to compensate for any prior redemption not made exactly in such proportion (or otherwise as may be specified by a written order signed by the registered holders of all outstanding 2038 Series XX Bonds).
The definitive 2038 Series XX Bonds may be issued in the form of engraved Bonds or Bonds printed or lithographed on steel engraved borders or Bonds in typed form on normal bond paper. Subject to the foregoing provisions of this Section and the provisions of § 2.11 of the Indenture, all definitive 2038 Series XX Bonds shall be fully exchangeable for other Bonds of the same series, of like aggregate principal amounts, and, upon surrender to the Trustee at its principal office, shall be exchangeable for other Bonds of the same series of a different authorized denomination or denominations, as requested by the holder surrendering the same. The Company will execute, and the Trustee shall authenticate and deliver, registered Bonds without coupons, whenever the same shall be required for any such exchange.
§ 4.2.    2038 Series XX Bonds in the aggregate principal amount of $10,500,000 may forthwith upon the execution and delivery of this Fourth Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee, and shall thereupon be authenticated and delivered by the Trustee upon compliance by the Company with the provisions of Articles Four, Five or Six of the Indenture, without awaiting the filing or recording of this Fourth Supplemental Indenture. No additional 2038 Series XX Bonds shall be issued under Article Four, Five or Six of the Indenture without the consent in writing of the holders of all the outstanding 2038 Series XX Bonds.

ARTICLE V
REDEMPTION OF THE 2038 SERIES XX BONDS
§ 5.1.    The following § 10.35 and § 10.36 be and they hereby are added to Article Ten of the Indenture:
“§ 10.35.    The 2038 Series XX Bonds shall be subject to redemption as follows: payments of principal of and premium, if any, on the 2038 Series XX Bonds shall be made to the EDA Loan Trustee to redeem 2038 Series XX Bonds in such amounts as shall be necessary, in accordance with the provisions of the Loan Agreement, to provide funds under the Loan Agreement to (a) make, when due, payment at maturity (including, without limitation, maturity upon acceleration of the 2005B EDA Bonds) and (b) make, when due, any prepayment required by the Loan Agreement in connection with any mandatory, special mandatory, optional or extraordinary optional redemption of 2005B EDA Bonds; provided, however, that the obligation of the Company to make any redemption payments under this Section shall be fully or partially, as the case may be, satisfied and discharged to the extent that at any time such payment shall be due, the then due payment at maturity or redemption payment on any of the 2005B EDA Bonds shall have been fully or partially made from payments made by the Company under the Loan Agreement or from other moneys expressly available therefor in a redemption account or subaccount for the 2005B EDA Bonds under the EDA Bond Indenture or, as far as principal is concerned, reduced by the principal amount of any 2005B EDA Bonds deemed paid pursuant to Article X of the EDA Bond Indenture. Terms used and not defined in this Section and in § 10.36 shall have the respective meanings given to them in the Fourth Supplemental Indenture.”
“§ 10.36.    In the case of the redemption of the 2038 Series XX Bonds out of monies deposited with the Trustee pursuant to § 8.08, such 2038 Series XX Bonds shall, upon compliance with provisions of § 10.02, and subject to the provisions of § 4.1 of the Fourth Supplemental Indenture, be redeemable at the principal amounts thereof, together with the interest accrued to the date fixed for redemption without premium.”
ARTICLE VI
2059 SERIES YY BONDS
§ 6.1.    There shall be a seventeenth series of Bonds under the Indenture, known as and entitled “First Mortgage Bonds, Series YY due 2059” or “First Mortgage Bonds, Series YY” (herein and in the Indenture referred to as the “2059 Series YY Bonds”), and the form thereof shall contain suitable provisions with respect to the matters hereinafter in this Section specified and shall in other respects be substantially as set forth in Exhibit A to the Indenture.
The aggregate principal amount of 2059 Series YY Bonds which may be authenticated and delivered and outstanding under the Indenture is $15,000,000.

The 2059 Series YY Bonds shall be payable to the EDA Loan Trustee, and shall be nontransferable except to a successor of the EDA Loan Trustee.
The 2059 Series YY Bonds shall bear interest at the minimum rate per annum necessary to yield interest in amounts sufficient, when taken together with other amounts available therefor under the EDA Bond Indenture, to pay the interest from time to time payable on the 2005C EDA Bonds, computed on the same basis as the 2005C EDA Bonds (interest on overdue principal and premium, if any, and, to the extent legally enforceable, interest, being at the rate provided in the EDA Bond Indenture), but in no event shall the interest rate on the 2059 Series YY Bonds exceed ten percent (10%) per annum; and the 2059 Series YY Bonds shall mature on April 1, 2059, subject to prior redemption as described herein.
The 2059 Series YY Bonds shall be in the form of registered Bonds without coupons of denominations of $5,000 and any integral multiple thereof which may be authorized by the Company, the issue of a registered Bond without coupons in any such denomination to be conclusive evidence of such authorization. The 2059 Series YY Bonds shall be dated (i) as of the Interest Payment Date (as that term is defined in the EDA Bond Indenture) next preceding the date on which such 2059 Series YY Bonds shall be authenticated, unless such 2059 Series YY Bonds are authenticated before the first Interest Payment Date, in which case such 2059 Series YY Bonds shall be the Effective Date (as that term is defined in the EDA Bond Indenture) or, (ii) if such date of authentication shall be an Interest Payment Date, such 2059 Series YY Bonds shall be dated such Interest Payment Date; provided, however, that, if at the time of authentication of any 2059 Series YY Bonds interest is in default on the 2059 Series YY Bonds, such 2059 Series YY Bonds shall be dated as of the Interest Payment Date to which interest has previously been paid or made available for payment on the 2059 Series YY Bonds. All 2059 Series YY Bonds shall bear interest from their respective dates, such interest to be payable, upon the terms of and otherwise in accordance with the 2059 Series YY Bonds, on the first business day preceding each date on which interest shall from time to time be payable on the 2005C EDA Bonds; provided, that the obligation of the Company to make payments with respect to the principal of, premium, if any, and interest on the 2059 Series YY Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of, premium, if any, and interest on any of the 2005C EDA Bonds shall have been fully or partially paid from payments made by the Company under the Loan Agreement or from other moneys expressly available therefor in the principal and interest account for the 2005C EDA Bonds under the EDA Bond Indenture or, as far as principal is concerned, reduced by the principal amount of any of the 2005C EDA Bonds deemed paid pursuant to Article X of the EDA Bond Indenture. The principal of and the premium, if any, and interest on the 2059 Series YY Bonds shall be payable at the principal office of the Trustee, in the Town of Edison, New Jersey, or, at the option of the Company, at the “Corporate Trust Office” (as that term is defined in the EDA Bond Indenture) of the EDA Loan Trustee, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.
Notwithstanding any other provision of the Indenture or of the 2059 Series YY Bonds, payments of the principal of, premium, if any, and interest on any 2059 Series YY Bond may be made directly to the registered holder thereof without presentation or surrender thereof or the making of any notation thereon if there shall be filed with the Trustee a Certificate of the Company to the effect that such registered holder (or the person for whom such registered holder is a nominee) and the Company have entered into a written agreement that payment shall be so made; provided, however, that before such registered holder transfers or otherwise disposes of any 2059 Series YY Bond, such registered holder will, at its election, either endorse thereon (or on a paper annexed thereto) the principal amount thereof redeemed and the last date to which interest has been paid thereon or make such Bond available to the Company at the principal office of the Trustee for the purpose of making such endorsement thereon.
The 2059 Series YY Bonds shall be subject to redemption at the option of the Company or otherwise, and shall be subject to mandatory redemption, in the manner provided in the applicable provisions of Article Ten of the Indenture, as amended by Article VII of this Fourth Supplemental Indenture.
The 2059 Series YY Bonds shall be excluded from the benefits of, and shall not be subject to redemption through the operation of, a Mandatory Sinking Fund pursuant to § 11.02 of the Indenture.
Notwithstanding the provisions of § 10.02 or any other provision of the Indenture, the selection of 2059 Series YY Bonds to be redeemed shall, in case fewer than all of the outstanding 2059 Series YY Bonds are to be redeemed, be made by the Trustee pro rata (to the nearest multiple of $5,000) among the registered holders of the 2059 Series YY Bonds in proportion, as nearly as practicable, to the respective unpaid principal amounts of 2059 Series YY Bonds registered in the names of such holders, with adjustments, to the extent practicable, to compensate for any prior redemption not made exactly in such proportion (or otherwise as may be specified by a written order signed by the registered holders of all outstanding 2059 Series YY Bonds).
The definitive 2059 Series YY Bonds may be issued in the form of engraved Bonds or Bonds printed or lithographed on steel engraved borders or Bonds in typed form on normal bond paper. Subject to the foregoing provisions of this Section and the provisions of § 2.11 of the Indenture, all definitive 2059 Series YY Bonds shall be fully exchangeable for other Bonds of the same series, of like aggregate principal amounts, and, upon surrender to the Trustee at its principal office, shall be exchangeable for other Bonds of the same series of a different authorized denomination or denominations, as requested by the holder surrendering the same. The Company will execute, and the Trustee shall authenticate and deliver, registered Bonds without coupons, whenever the same shall be required for any such exchange.
§ 6.2.    2059 Series YY Bonds in the aggregate principal amount of $15,000,000 may forthwith upon the execution and delivery of this Fourth Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee, and shall thereupon be authenticated and delivered by the Trustee upon compliance by the Company with the provisions of Articles Four, Five or Six of the Indenture, without awaiting the filing or recording of this Fourth Supplemental Indenture. No additional 2059 Series YY Bonds shall be issued under Article Four, Five or Six of the Indenture without the consent in writing of the holders of all the outstanding 2059 Series YY Bonds.

ARTICLE VII
REDEMPTION OF THE 2059 SERIES YY BONDS
§ 7.1.    The following § 10.37 and § 10.38 be and they hereby are added to Article Ten of the Indenture:
“§ 10.37.    The 2059 Series YY Bonds shall be subject to redemption as follows: payments of principal of and premium, if any, on the 2059 Series YY Bonds shall be made to the EDA Loan Trustee to redeem 2059 Series YY Bonds in such amounts as shall be necessary, in accordance with the provisions of the Loan Agreement, to provide funds under the Loan Agreement to (a) make, when due, payment at maturity (including, without limitation, maturity upon acceleration of the 2005C EDA Bonds) and (b) make, when due, any prepayment required by the Loan Agreement in connection with any mandatory, special mandatory, optional or extraordinary optional redemption of 2005C EDA Bonds; provided, however, that the obligation of the Company to make any redemption payments under this Section shall be fully or partially, as the case may be, satisfied and discharged to the extent that at any time such payment shall be due, the then due payment at maturity or redemption payment on any of the 2005C EDA Bonds shall have been fully or partially made from payments made by the Company under the Loan Agreement or from other moneys expressly available therefor in a redemption account or subaccount for the 2005C EDA Bonds under the EDA Bond Indenture or, as far as principal is concerned, reduced by the principal amount of any 2005C EDA Bonds deemed paid pursuant to Article X of the EDA Bond Indenture. Terms used and not defined in this Section and in § 10.38 shall have the respective meanings given to them in the Fourth Supplemental Indenture.”
“§ 10.38.    In the case of the redemption of the 2059 Series YY Bonds out of monies deposited with the Trustee pursuant to § 8.08, such 2059 Series YY Bonds shall, upon compliance with provisions of § 10.02, and subject to the provisions of § 6.1 of the Fourth Supplemental Indenture, be redeemable at the principal amounts thereof, together with the interest accrued to the date fixed for redemption without premium.”
ARTICLE VIII
MISCELLANEOUS
§ 8.1.    The Company is lawfully seized and possessed of all the real estate, franchises and other property described or referred to in the Indenture (except properties released from the lien of the Indenture pursuant to the provisions thereof) as presently mortgaged, subject to the exceptions stated therein, such real estate, franchises and other property are free and clear of any lien prior to the lien of the Indenture except as set forth in the Granting Clauses of the Indenture and the Company has good right and lawful authority to mortgage the same as provided in and by the Indenture.

§ 8.2.    The Trustee assumes no duties, responsibilities or liabilities by reason of this Fourth Supplemental Indenture other than as set forth in the Indenture, and this Fourth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions of its acceptance of the trust under the Indenture, as fully as if said terms and conditions were herein set forth at length.
§ 8.3.    The terms used in this Fourth Supplemental Indenture shall have the meanings assigned thereto in the Indenture. Reference by number in this Fourth Supplemental Indenture to Articles or Sections shall be construed as referring to Articles or Sections contained in the Indenture, unless otherwise stated.
§ 8.4.    As amended and modified by this Fourth Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture and this Fourth Supplemental Indenture shall be read, taken and construed as one and the same instrument.
§ 8.5.    Neither the approval by the Board of Public Utilities of the State of New Jersey of the execution and delivery of this Fourth Supplemental Indenture nor the approval by said Board of the issue of any Bonds under the Indenture shall in any way be construed as the approval by said Board of any other act, matter or thing which requires approval of said Board under the laws of the State of New Jersey; nor shall approval by said Board of the issue of any Bonds under the Indenture bind said Board or any other public body or authority of the State of New Jersey having jurisdiction in the premises in any future application for the issue of Bonds under the Indenture or otherwise.
§ 8.6.    This Fourth Supplemental Indenture may be executed in any number of counterparts and all said counterparts executed and delivered each as an original shall constitute but one and the same instrument.

NEW JERSEY NATURAL GAS COMPANY HEREBY DECLARES THAT IT HAS READ THIS FOURTH SUPPLEMENTAL INDENTURE, HAS RECEIVED A COMPLETELY FILLED-IN TRUE COPY OF IT WITHOUT CHARGE AND HAS SIGNED THIS FOURTH SUPPLEMENTAL INDENTURE ON THE DATE CONTAINED IN ITS ACKNOWLEDGEMENT HEREOF.
IN WITNESS WHEREOF, NEW JERSEY NATURAL GAS COMPANY has caused these presents to be signed in its corporate name by its President, a Vice President or its Treasurer and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and U.S. BANK NATIONAL ASSOCIATION, in evidence of its acceptance of the trust hereby created, has caused these presents to be signed in its corporate name by one of its Vice Presidents.
NEW JERSEY NATURAL GAS COMPANY

By: /s/ Mark G. Kahrer
Name: Mark G. Kahrer
Title: Vice President - Regulatory Affairs

[Corporate Seal]

ATTEST:

/s/ Richard Reich
Name: Richard Reich
Title:    Corporate Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By: /s/ Christopher E. Golabek
Name: Christopher E. Golabek
Title: Vice President

ATTEST:

/s/ Stephanie Roche
Name: Stephanie Roche
Title: Vice President

STATE OF NEW JERSEY        )
) SS:
COUNTY OF MONMOUTH     )
BE IT REMEMBERED that on this 11th day of April, 2019, before me, the subscriber, an Attorney-at-Law of the State of New Jersey, and I hereby certify that I am such an Attorney-at-Law as witness my hand, personally appeared Richard Reich to me known who, being by me duly sworn according to law, on his oath, does depose and make proof to my satisfaction that he is the Corporate Secretary of NEW JERSEY NATURAL GAS COMPANY, the grantor or mortgagor in the foregoing Supplemental Indenture named; that he well knows the seal of said corporation; that the seal affixed to said Supplemental Indenture is the corporate seal of said corporation, and that it was so affixed in pursuance of resolutions of the Board of Directors of said corporation; that Mark G. Kahrer is Vice President - Regulatory Affairs of said corporation; that he saw said Mark G. Kahrer, as such Vice President - Regulatory Affairs, affix said seal thereto, sign and deliver said Supplemental Indenture, and heard him declare that he signed, sealed and delivered the same as the voluntary act and deed of said corporation, in pursuance of said resolutions, and that this deponent signed his name thereto, at the same time, as attesting witness.

/s/ Richard Reich
Name: Richard Reich
Title: Corporate Secretary

Subscribed and sworn to before me,
an Attorney-at-Law of the State of
New Jersey, at Wall, New Jersey,
the day and year aforesaid.

/s/ Alexander Gonzalez
Name: Alexander Gonzalez

Attorney-at-Law of the
State of New Jersey

ACKNOWLEDGEMENT
STATE OF NEW JERSEY        )
) ss:
COUNTY OF MIDDLESEX         )
I HEREBY CERTIFY that on this 10th of April, 2019, before me, a Notary Public for the state aforesaid, personally appeared Christopher E. Golabek, known to me or satisfactorily proven to be the Person whose name is subscribed to the Fourth Supplemental Indenture dated as of April 1, 2019, who acknowledged that he is an authorized signatory for U.S. Bank National Association, a national banking association, as Trustee; that he has been duly authorized to execute, and has executed, such instrument on its behalf for the purposes therein set forth; and that the same is its act and deed.
IN WITNESS WHEREOF, I have set my hand and Notarial Seal, the day and year first above written.

/s/ Denise M. Kellerk
Notary Public
My commission expires on 2/15/2024